Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of
E. I. du Pont de Nemours and Company

Name	Organized Under Laws Of
AG Orion Holding B.V.	The Netherlands
Belco Technologies Corporation	Delaware
DACI Investments, LLC	Delaware
DPC (Luxembourg) SARL	Luxembourg
DPNL BV	The Netherlands
Du Pont (Australia) PTY LTD.	Australia
Du Pont Chemical and Energy Operations, Inc.	Delaware
Du Pont China Limited	Delaware
Du Pont de Nemours (Belgium) BVBA	Belgium
Du Pont de Nemours Italiana S.r.l.	Italy
Du Pont Energy Company, LLC	Delaware
Du Pont Feedstocks Company	Delaware
DuPont (China) Research & Development and Management Co., Ltd.	China
DuPont (Korea) Inc.	Korea
DuPont (Thailand) Limited	Thailand
DuPont (U.K.) Industrial Limited	United Kingdom
DuPont (U.K.) Ltd.	United Kingdom
DuPont Acquisition (Luxembourg) S.a.r.l.	Luxembourg
DuPont Apollo (Shenzhen) Limited	China
DuPont Argentina S.R.L.	Argentina
DuPont Asturias, S.L.	Spain
DuPont Belgium North America Finance Company	Belgium
DuPont Capital Management Corporation	Delaware
DuPont China Holding Company Ltd.	China
DuPont China Limited	Hong Kong
DuPont Company (Singapore) Pte Ltd.	Singapore
DuPont Coordination Center N.V.	Belgium
DuPont DACI Beteiligungs-GmbH	Austria
DuPont de Nemours (Deutschland) GmbH	Germany
DuPont de Nemours (France) S.A.S.	France
DuPont de Nemours (Luxembourg) Sarl	Luxembourg
DuPont de Nemours (Nederland) B.V.	The Netherlands
DuPont de Nemours (Nederland) Holding B.V.	The Netherlands
DuPont de Nemours Groupe SAS	France
DuPont de Nemours Holding Sarl (LLC)	Switzerland
DuPont de Nemours International Sarl	Switzerland
DuPont Deutschland Holding GmbH & Co. KG	Germany
DuPont do Brasil S.A.	Brazil
DuPont Electronic Polymers L.P.	Delaware
DuPont Electronics Microcircuits Industries, Ltd.	Bermuda
DuPont Filaments-Americas, LLC	Delaware
DuPont Global Operations, LLC	Delaware
DuPont Iberica, S.L.	Spain
DuPont International (Luxembourg) SCA	Luxembourg
DuPont International B.V.	The Netherlands
DuPont International Operations S.a r.l.	Switzerland
DuPont Kabushiki Kaisha	Japan
DuPont KGA B.V.	The Netherlands
DuPont Mexico S.A. de C.V.	Mexico

DuPont Nutrition Biosciences ApS	Denmark
DuPont Nutrition USA, Inc.	Delaware
DuPont Operations Worldwide, Inc.	Delaware
DuPont Operations, Inc.	Delaware
DuPont Performance Materials International Sàrl	Switzerland
DuPont Science (Luxembourg) S.a r.l.	Luxembourg
DuPont Solutions (Luxembourg) SARL	Luxembourg
DuPont Specialty Products Kabushiki Kaisha	Japan
DuPont Specialty Products Operations Sàrl	Switzerland
DuPont Taiwan Limited	Taiwan
DuPont Technology (Luxembourg) S.a.r.l.	Luxembourg
DuPont Teijin Films China LTD.	Hong Kong
DuPont Trading (Shanghai) Co., Ltd.	China
DuPont Turkey Endustri Urunleri Limited Sirketi	Turkey
DuPont Xingda Filaments Company Limited	China
E&C EMEA Holding 2 B.V.	The Netherlands
E&C EMEA Holding 3 B.V.	The Netherlands
E.I. DuPont Canada Company	Canada
E.I. DuPont Canada- Thetford Inc.	Canada
E.I. DuPont India Private Limited	India
EKC Technology, Inc.	California
FCC Acquisition Corporation	California
FMC Biopolymer AS	Norway
FMC Chemicals (Thailand) Ltd. USD Branch	Thailand
FMC Manufacturing Limited	Ireland
Hickory Holdings, Inc.	Delaware
Hickory Securities, L.L.C.	Delaware
Howson Algraphy BV	The Netherlands
IB EMEA Holding 2 B.V.	The Netherlands
MECS Inc.	Delaware
N&H EMEA Holding B.V.	The Netherlands
Performance Science Materials Company	Canada
Performance Specialty Products Asturias S.L.	Spain
Pioneer Hi-Bred International, Inc.	Iowa
PT Du Pont Agricultural Products Indonesia	Indonesia
Shenzhen DuPont Performance Materials Investment Co., Ltd.	China
Solae L.L.C.	Delaware
SP EMEA Holding 7 B.V.	The Netherlands
SP Holding IB, Inc.	Delaware
Specialty Products N&H, Inc.	Delaware

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.